UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2024

Super League Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38819	47-1990734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2912 Colorado Avenue, Suite #203
Santa Monica, California 90404
(Address of principal executive offices)

(213) 421-1920
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLE	Nasdaq Capital Market

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 29, 2024, Super League Enterprise, Inc. (the “Company”), announced that the Company has sold its Minehut business unit (“Minehut”) to GameSafer, Inc., a Delaware corporation (“GameSafer”), in a transaction approved by the Board of Directors of the Company. Pursuant to the Asset Purchase Agreement entered into by and between GameSafer and the Company on February 26, 2024 (the “Agreement”), the Company will receive $1,000,000 purchase consideration for Minehut, which amount will be paid by GameSafer in revenue and royalty sharing over a period of two years, as described in the Agreement. Other than with respect to the Agreement, there is no relationship between the Company or its affiliates with GameSafer or its affiliates. A copy of the press release announcing the sale of Minehut is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The forgoing description of the Agreement is qualified in its entirety by reference to the full text of the document, a copy of which shall be filed as an exhibit to the Company’s next periodic report filed under the Securities and Exchange Act of 1934, as amended.

Item 8.01. Other Events.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Index

Exhibit No.	Description

99.1	Press Release dated February 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Super League Enterprise, Inc.

Date: March 1, 2024	By:	/s/ Clayton Haynes
Clayton Haynes Chief Financial Officer